Exhibit 4.1

[Holder Information]

KLX ENERGY SERVICES HOLDINGS, INC. SUBSCRIPTION RIGHTS CERTIFICATE

SUBSCRIPTION RIGHTS CERTIFICATE TO SUBSCRIBE FOR SHARES OF COMMON STOCK FOR HOLDERS OF RECORD AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 21, 2026. EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 2026, UNLESS EXTENDED BY THE COMPANY.

As the registered owner of the subscription rights certificate below (the “Subscription Rights Certificate”), you are entitled to subscribe for the number of shares of common stock, par value $0.01 per share (the “common stock”), of KLX Energy Services Holdings, Inc., a Delaware corporation (the “Company”), shown above and below. Each subscription right (each, a “subscription right”) entitles the holder to subscribe for and purchase 3.885 shares of common stock (the “basic subscription right”) at a subscription price per share equal to $1.49 (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”). If any shares of common stock available for purchase in the Rights Offering are not purchased by stockholders and holders of the Company’s outstanding warrants issued on March 12, 2025, March 6, 2026 and March 11, 2026 (the “Participating Warrants”) of record as of 5:00 p.m., New York City time, on August 21, 2026 (the “Record Date” and such holders, collectively, the “Eligible Holders”), pursuant to the exercise of their basic subscription rights, each such Eligible Holder that fully exercises its basic subscription rights hereunder may also subscribe for additional shares of common stock pursuant to the terms and conditions of the Rights Offering, subject to proration (the “over-subscription privilege”) as described in the prospectus supplement relating to the Rights Offering, dated August 24, 2026, together with the base prospectus, dated May 22, 2026, forming a part of the Company’s effective Registration Statement on Form S-3 (together, the “Prospectus”).

No Eligible Holder (other than the backstop parties) shall be entitled to exercise subscription rights to the extent that such exercise would result in such Eligible Holder, together with its affiliates and any persons acting in concert with such Eligible Holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise (the “9.995% Ownership Limitation”). In order to avoid any Eligible Holder exceeding the 9.995% Ownership Limitation, the Company has implemented the following escrow protection mechanics: (1) by exercising subscription rights, each Eligible Holder represents to the Company that such holder will not be, after giving effect to the exercise of subscription rights, an owner, directly or indirectly, of more than 8,505,443 shares of common stock, constituting approximately 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise (assuming no stockholder participation in the Rights Offering and completion of the Backstop Exchange (as defined in the Prospectus)); (2) if such exercise would result in such Eligible Holder owning, directly or indirectly, more than 8,505,443 shares of common stock, such holder will notify the subscription agent (if such holder is a holder of record) or the information agent (if such holder holds in “street name”); (3) if requested, each Eligible Holder will provide the Company with additional information regarding the amount of common stock that the holder owns; and (4) the Company has the right to instruct the subscription agent to refuse to honor such Eligible Holder’s exercise to the extent such exercise of subscription rights or over-subscription privileges, if applicable, might, in the Company’s sole and absolute discretion, result in such holder exceeding the 9.995% Ownership Limitation. By exercising subscription rights in the Rights Offering, you acknowledge that you have read and understand the 9.995% Ownership Limitation described above, and you agree that such escrow protection mechanics are valid, binding and enforceable against you. See “Description of the Rights Offering—Escrow Protection Mechanics” in the Prospectus for more information.

If you choose to exercise your subscription rights, your completed Subscription Rights Certificate must be received by 5:00 p.m., New York City time, on September 23, 2026, which is the Expiration Date (unless extended by the Company). If you choose to sell or transfer your subscription rights, your completed Subscription Rights Certificate must be received by the subscription agent by 11:00 A.M., New York City time, on September 16, 2026 (five business days prior to the Expiration Date, as may be adjusted in the event of an extension of the Expiration Date). If you intend on making your cash payment of the Subscription Price by uncertified personal check, you should ensure that the subscription agent receives the appropriate materials by September 16, 2026 (at least five business days prior to the Expiration Date). If you are a registered foreign holder and choose to exercise your subscription rights, you must notify the subscription agent on or before 11:00 a.m., New York City time, on September 16, 2026 (the fifth business day prior to the Expiration Date), and must establish to the satisfaction of the subscription agent that such exercise is permitted under applicable law.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, INVESTORCOM, at (877) 972-0090 (TOLL FREE) or (203) 972-9300 (BANKS AND BROKERS), OR VIA EMAIL AT INFO@INVESTOR-COM.COM.

EXERCISABLE ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 23, 2026 UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”)

(Complete appropriate section on subsequent pages of this form.)

The Company is conducting a Rights Offering, which entitles Eligible Holders to receive one subscription right for each share of common stock, or each share of common stock underlying a Participating Warrant, owned by them as of 5:00 p.m., New York City time, on the Record Date. Each subscription right entitles the holder to subscribe for 3.885 shares of common stock pursuant to its basic subscription right. Each Eligible Holder that fully exercises its basic subscription right may subscribe for additional shares of common stock pursuant to the over-subscription privilege; provided that no Eligible Holder (other than the backstop parties) shall be entitled to exercise subscription rights to the extent that such exercise would result in such Eligible Holder, together with its affiliates and any persons acting in concert with such Eligible Holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise. If the aggregate Subscription Price delivered or transmitted by the Eligible Holder with the Subscription Rights Certificate exceeds the aggregate Subscription Price for all shares for which the Eligible Holder would be entitled to subscribe pursuant to its basic subscription right and no direction is given as to the excess, the subscription agent will return the excess amount to you, without interest or penalty, as soon as practicable after the Expiration Date. Shares of common stock purchased pursuant to the Rights Offering will be delivered by the subscription agent as soon as practicable following the Expiration Date. The Company will not issue any fractional shares of common stock in the Rights Offering, and all exercises of subscription rights will be rounded down to the nearest whole share. In addition, the Company will not issue fractional subscription rights or pay cash in lieu of fractional subscription rights. Set forth herein is the number of subscription rights evidenced by this Subscription Rights Certificate that the Eligible Holder is entitled to exercise pursuant to such Eligible Holder’s basic subscription right. If shares of common stock applicable to a subscription are held by more than one record holder, the Subscription Rights Certificate must be signed by each such holder; if a holder or joint holders (registrants) hold more than one position in the Company, as indicated by different accounts on the relevant record holder list, then separate, properly completed and executed Subscription Rights Certificates must be submitted for each such position held by that or those joint holders (registrants).

The Company retains the right to terminate the Rights Offering at any time and for any reason prior to the Expiration Date.

This Subscription Rights Certificate is transferable, and may be combined or divided (but only into Subscription Rights Certificates evidencing full subscription rights) at the office of the subscription agent. Eligible Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their subscription rights they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining subscription rights evidenced thereby.

Notwithstanding the foregoing, if you hold unvested restricted shares of common stock of the Company (“Restricted Stock”), you will not be permitted to transfer any subscription rights attributable to such unvested shares of Restricted Stock. Any subscription rights attributable to unvested shares of Restricted Stock may only be exercised by the holder of such shares and may not be sold, assigned or otherwise transferred.

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

Signature(s) Guaranteed by:

Eligible Institution

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved medallion guarantee signature program pursuant to Securities and Exchange Commission Rule 17Ad-15.

For questions and to request copies of materials, call the information agent, InvestorCom, at (877) 972-0090 (toll free) or (203) 972-9300 (banks and brokers).

Please complete and return, as described below, on or before the dates outlined below.

SUBSCRIPTION AGENT:

If delivering by first class mail:	If delivering by registered, certified or express mail or overnight courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
C/O Voluntary Corporate Actions; COY: KLXE	C/O Voluntary Corporate Actions; COY: KLXE
P.O. Box 43011	150 Royall Street Suite V
Providence, RI 02940-3011	Canton, MA 02021

To participate in the Rights Offering with respect to your shares held through Computershare you must follow the instructions and complete the relevant section(s) below, sign and date the front page of this document, and return this signed Subscription Rights Certificate, with payment or any additional documents if applicable, to the subscription agent listed above. Check all boxes below that apply.

1.	Exercise Your Subscription Rights and Subscribe for Shares of Common Stock

To subscribe for shares under the basic subscription right, please complete Sections 1.A and 1.C below. If you are an Eligible Holder and wish to subscribe for shares under the over-subscription privilege as well, you must also complete Section 1.B below. This Form of Exercise, Sale or Transfer and payment to the subscription agent must be received by 5:00 p.m., New York City time, on September 23, 2026, which is the Expiration Date (unless extended by the Company). Funds must clear your account before the Expiration Date. If you intend on making your cash payment of the Subscription Price by uncertified personal check, you should ensure that the subscription agent receives the appropriate materials at least five business days prior to the Expiration Date. Please see Paragraph 1 of the Instructions accompanying this Subscription Rights Certificate.

☐ A. Basic Subscription Right: By checking this box, you will exercise your subscription rights at the price of $1.49 per share. No fractional subscription rights or shares of common stock will be issued. Please complete the fields below.

	x	3.885	=		x	$1.49	=	$	(One subscription right = 3.885 KLXE shares)

(no. of subscription rights)				(no. of shares of common stock)		(Subscription price)		(amount to pay)

Examples:

(100 KLXER subscription rights x 3.885) = 388 shares x $1.49 = $578.12 (you will receive 388 shares)

(50 KLXER subscription rights x 3.885) = 194 shares x $1.49 = $289.06 (you will receive 194 shares)

☐ B. Over-subscription Privilege: By checking this box, you will exercise the over-subscription privilege to subscribe for additional shares (only available if you are a holder of record on the Record Date and fully exercise the subscription rights available to you in Section 1.A above); provided that no Eligible Holder (other than the backstop parties) shall be entitled to exercise subscription rights to the extent that such exercise would result in such Eligible Holder, together with its affiliates and any persons acting in concert with such Eligible Holder, beneficially owning more than 9.995% of the Company’s outstanding common stock on a pro forma basis after giving effect to such exercise. Please complete the fields below.

	x	$1.49	=	$
(no. of shares of common stock)		(Subscription price)			(amount to pay)

C. TOTAL AMOUNT ENCLOSED:	$ (payable to Computershare Trust Company, N.A.)
(Total of Payments in 1.A and 1.B above)

Please indicate any changes of address for deliveries and payments, if applicable:

Address	If permanent change of address, check here: ☐

City	Daytime telephone number:

State	Evening telephone number:

Zip	Email address:

I hereby irrevocably subscribe for the number of shares of common stock indicated as the total of Sections 1.A and 1.B above upon the terms and conditions specified in the Prospectus relating thereto and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of common stock for which I have subscribed, the Company may exercise any remedies available to it under law.

If you have not indicated the number of basic subscription rights and the over-subscription privilege, if applicable, being exercised, or if you have not forwarded full payment of the Subscription Price for the number of basic subscription rights and the over-subscription privilege, if applicable, that you have indicated are being exercised, then you will be deemed to have exercised your basic subscription rights solely with respect to the maximum number of basic subscription rights that may be exercised with the payment of your aggregate Subscription Price transmitted or delivered by you. If we do not apply your full Subscription Price payment to your purchase of the shares, the subscription agent will return the excess amount to you, without interest or penalty, as soon as practicable after the Expiration Date. If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the subscription rights certificate, the payment received will be applied to exercise your basic subscription rights to the fullest extent possible based on the amount of the payment received. If the payment exceeds the subscription price for the full exercise of your basic subscription rights, or if you subscribe for more shares than you are eligible to purchase, then the excess will be returned to you as soon as practicable by the subscription agent, without interest or penalty. We reserve the right to reject any or all subscriptions not properly or timely submitted or completed or the acceptance of which would, in the opinion of our counsel, be unlawful.

MAKE CHECKS PAYABLE TO: Computershare Trust Company, N.A.

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Full payment for shares subscribed for pursuant to both the basic subscription right (Section 1.A) and the over-subscription privilege (Section 1.B) must accompany this Subscription Rights Certificate or a Notice of Guaranteed Delivery. Please reference your Subscription Rights Certificate Number (found on the front of this Subscription Rights Certificate) on your check, bank draft or Notice of Guaranteed Delivery. Funds must clear your account before the Expiration Date. If you intend on making your cash payment of the Subscription Price by uncertified check, you should ensure that the subscription agent receives the appropriate materials at least five business days prior to the Expiration Date. You may, at your option, wire your immediately available funds to the subscription agent. Before sending your wire, please contact the information agent at (877) 972-0090 (toll free) or (203) 972-9300 (banks and brokers) to advise them of your intent to wire funds and to obtain wire instructions. This will ensure prompt and accurate credit upon receipt of your wire.

FOR ELIGIBLE HOLDERS REMITTING PAYMENT BY UNCERTIFIED PERSONAL CHECK, ANY FAILURE WHATSOEVER, REGARDLESS OF THE CAUSE OR NATURE OF SUCH FAILURE, OF THE SUBSCRIPTION AGENT TO RECEIVE YOUR PAYMENT OF THE SUBSCRIPTION PRICE FREE AND CLEAR BY THE EXPIRATION DATE SHALL RESULT IN THE CANCELLATION OF YOUR EXERCISE OF SUBSCRIPTION RIGHTS, AND YOUR SUBSCRIPTION RIGHTS WILL EXPIRE NULL AND VOID WITHOUT PAYMENT OF ANY COMPENSATION THEREFOR.

2.	☐ Sell Your Subscription Rights

By checking the box for this section, you authorize the subscription agent to attempt to sell your unexercised subscription rights according to the procedures described in the Prospectus. If you choose to sell your subscription rights, your completed Subscription Rights Certificate (together with a properly completed and executed Internal Revenue Service Form W-8 or W-9, as applicable) must be received by the subscription agent by 11:00 a.m., New York City time, on September 16, 2026 (five business days prior to the Expiration Date, as may be adjusted in the event of an extension of the Expiration Date). Please see Paragraph 2 of the Instructions accompanying the Subscription Rights Certificate for timing considerations relating to the sale of subscription rights.

Please indicate any changes of address for deliveries and payments, if applicable:

Address	If permanent change of address, check here: ☐

City	Daytime telephone number:

State	Evening telephone number:

Zip	Email address:

3.	☐ Transfer Your Subscription Rights

If you want some or all of your unexercised subscription rights transferred to a designated transferee, or to a bank or broker for sale on your behalf, check the box for this section and complete the requested information below. If you choose to transfer your subscription rights, your completed Subscription Rights Certificate (together with a properly completed and executed Internal Revenue Service Form W-8 or W-9, as applicable) must be received by the subscription agent by 11:00 a.m., New York City time, on September 16, 2026 (five business days prior to the Expiration Date, as may be adjusted in the event of an extension of the Expiration Date). Please see Paragraph 3 of the Instructions accompanying this Subscription Rights Certificate for timing considerations relating to the transfer of subscription rights.

For value received,      of the subscription rights represented by this Form of Exercise, Sale or Transfer are assigned to:

Print Full Name of Bank or Broker or Assignee and Assignee’s Social Security Number

Print Full Address of Bank or Broker or Assignee

Signature(s) of Assignor(s)

4.	☐ New Certificate for Unexercised Subscription Rights

If you want a new Subscription Rights Certificate evidencing any unexercised subscription rights delivered to you or to someone else, please complete the requested information below. Please see the Instructions accompanying this Subscription Rights Certificate for timing considerations relating to requesting a new Subscription Rights Certificate.

Print Eligible Holder’s Full Name and Social Security Number

Address for delivery of certificate representing unexercised subscription rights (if any)

5.	Signature

The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the subscription agent in its sole and absolute discretion, you must present to the subscription agent satisfactory evidence of your authority to sign in that capacity.

If you wish to transfer your subscription rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, with membership in an approved signature Guarantee Medallion Program pursuant to that rule, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm)

Guaranteed by (signature/title)

DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.